Exhibit 99.1

CastlePoint Reports Third Quarter 2008 Results

HAMILTON, Bermuda--(BUSINESS WIRE)--November 6, 2008--CastlePoint Holdings, Ltd. (NASDAQ: CPHL) today reported a net loss of $13.2 million and basic and diluted loss per share of $0.34 for the third quarter of 2008 as compared to third quarter 2007 net income of $10.5 million and diluted earnings per share of $0.27.

Third quarter earnings was impacted negatively by several extraordinary items described below:

  Expenses relating to the merger with Tower Group, Inc. (“Tower”) were $9.0 million, as previously reported. The merger with Tower was previously announced on August 5, 2008 and is further reported in a preliminary joint proxy statement/prospectus filed by Tower and the Registrant with the Securities and Exchange Commission on September 30, 2008.
  In anticipation of the merger we accumulated cash and cash equivalents, which amounted to $218 million as of September 30, 2008. As a result, net investment income was reduced by approximately $2 million in the quarter as compared to a fully invested portfolio.
  Net realized investment losses were $10.5 million, which included the sale of Fannie Mae and Freddie Mac preferred stock at a realized loss of $2.5 million and other-than-temporary-impairment charges of $8.0 million, relating primarily to hybrid securities and bonds of Lehman Brothers Holdings, Inc.
  Deferred tax assets were reduced by $4.7 million as a charge to income since the generation of future capital gains to offset these losses over the next five years is not assured.

CastlePoint’s investment portfolio as of September 30, 2008 had a fair value of $783 million including cash and cash equivalents. Our investments are comprised of highly rated securities with an average credit rating of AA+. The overall book yield on the investment portfolio was 4.8% as of September 30, 2008 including cash and cash equivalents and was 5.7% excluding cash and cash equivalents.

Book value as of September 30, 2008 was $384.7 million, which was $10.04 per share.

Net premiums written were $100.0 million in the third quarter as compared to $90.6 million in the same period in 2007.

Net earned premiums were $113.3 million in the third quarter of 2008 which was an increase of 72.6% from $65.6 million for the same period in 2007.

CastlePoint Re, our Bermuda based reinsurance subsidiary, had a net combined ratio of 94.8% in the third quarter as compared to 87.8% for the same period in 2007.

CastlePoint Insurance Company, our U.S. based primary insurance company, had a net combined ratio of 92.2% in the third quarter as compared to 110.3% for the same period in 2007.

Financial Summary ($ in thousands, except per share data):
	Three Months Ended Sept. 30, 2008	Three Months Ended Sept. 30, 2007	Nine Months Ended Sept. 30, 2008	Nine Months Ended Sept. 30, 2007
Net premiums written	99,977	90,574	346,139	242,981
Net premiums earned	113,275	65,610	324,494	167,146
Net investment income:
Net investment income excl Partnership	9,260	8,446	26,175	22,325
Realized and unrealized gains (losses) on investment in Partnership (1)	(54)	(908)	(3,584)	(908)
Total net investment income	9,206	7,538	22,591	21,417

Net realized gains (losses) on investments	(10,470)	(79)	(11,906)	(98)

Total revenues	122,783	74,736	362,299	192,367
Net income (loss)	(13,151)	10,541	6,727	28,130

Earnings (Loss) Per Share - Basic	$(0.34)	$0.28	$0.18	$0.79
Earnings (Loss) Per Share - Diluted	$(0.34)	$0.27	$0.18	$0.78

Operating Income and Operating Income excluding expenses relating to the merger with Tower (1):
Operating income, net of tax, excluding expenses relating to the merger with Tower (2)	10,345	11,528	34,954	29,136
Reconciliation to Net Income:
Expenses relating to the merger with Tower	(9,049)	0	(9,382)	0
Operating Income, net of tax	1,296	11,528	25,572	29,136
Realized and unrealized gains (losses) on investment in Partnership included in net income (1)	(54)	(908)	(3,584)	(908)
Net realized gains (losses) on investments	(10,469)	(79)	(11,906)	(98)
Tax effect on realized and unrealized gains (losses) (3)	(3,924)	0	(3,355)	0
Net (Loss) Income	($13,151)	$10,541	$6,727	$28,130

Earnings Per Share – Operating income excluding expenses relating to the merger with Tower:
Per Share - Basic	$0.27	$0.30	$0.91	$0.82
Per Share - Diluted	$0.27	$0.30	$0.91	$0.81

(1) Realized and unrealized gains and losses from our investment in a limited partnership were recorded as a component of net investment income.

(2) Note on Non-GAAP Financial Measures: Operating income excludes net realized gains (losses) and unrealized gains (losses) included in net investment income. Operating income, operating earnings per share and operating return on average equity are common performance measurements for property and casualty insurance companies and are key internal management performance measures. We believe this presentation enhances the understanding of our results of operations by highlighting the underlying profitability of our insurance business. Additionally, operating income excluding expenses relating to the merger with Tower is shown, since these expenses are non-recurring after the merger is consummated.

(3) Difference between tax benefit on a pro-forma basis for operating income and actual tax expense booked.

Additional Highlights and Disclosures:

Dividend Declaration

CastlePoint Holdings, Ltd. Board of Directors previously had approved a quarterly dividend of $0.05 per share payable December 31, 2008 to stockholders of record as of December 15, 2008.

About CastlePoint Holdings, Ltd.

CastlePoint, a Bermuda-based holding company, through its subsidiaries, CastlePoint Reinsurance Company, CastlePoint Management Corp., and CastlePoint Insurance Company, provides property and casualty insurance and reinsurance business solutions, products and services to small insurance companies and program underwriting agents in the United States.

CPHL-F

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint may include forward-looking statements that reflect CastlePoint’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “guide or guidance,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause CastlePoint’s actual results to differ materially from those indicated in these statements. The company believes that these factors include but are not limited to ineffectiveness or obsolescence of its business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than CastlePoint’s underwriting, reserving or investment practices anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the ability to make certain acquisitions in a timely fashion necessary to fulfill the company’s business plan; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of the company’s investments; changes in regulations or laws applicable to CastlePoint, its subsidiaries, brokers or customers including tax laws in Bermuda and the United States; acceptance of CastlePoint’s products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of CastlePoint’s reinsurers to pay claims timely or at all; decreased demand for the company’s insurance or reinsurance products; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under CastlePoint’s insurance policies or the policies that it reinsures; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and CastlePoint undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information visit CastlePoint’s website at http://www.castlepoint.bm/.

CASTLEPOINT HOLDINGS, LTD. CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2008	2007
	($ in thousands share except per share amounts)
Assets

Fixed-maturity securities, available-for-sale, at fair value	$517,557	$484,972
(amortized cost $548,629 for 2008; $484,523 for 2007)
Equity securities, available-for-sale, at fair value	33,665	42,402
(cost $45,970 for 2008; $44,036 for 2007)
Short-term investments, available-for-sale, at fair value
(amortized cost $10,460 for 2008; $0 for 2007)	10,460	-
Total available-for-sale investments	561,682	527,374
Investment in Partnerships, equity method	-	8,503
Common trust securities - statutory business trusts, equity method	4,022	4,022
Total investments	565,704	539,899

Cash and cash equivalents	217,511	153,632
Accrued investment income	4,900	4,064
Premiums receivable	169,150	125,597
Premiums receivable - programs	33,819	9,083
Prepaid reinsurance premiums	9,100	3,475
Reinsurance recoverable on paid loss & loss adjustment expense	1,544	22
Reinsurance recoverable on unpaid loss & loss adjustment expense	5,571	315
Deferred acquisition costs	81,615	73,073
Deferred income taxes	4,933	7,051
Deferred financing fees	3,579	3,673
Other assets	12,476	7,174
Total Assets	$1,109,902	$927,058

Liabilities and Shareholders' Equity

Liabilities
Loss and loss adjustment expenses	$222,412	$121,741
Unearned premium	244,788	217,518
Losses payable	31,544	8,527
Premiums payable - programs	73,722	16,257
Accounts payable and accrued expenses	9,946	3,592
Other liabilities	8,792	3,595
Subordinated debentures	134,022	134,022
Total Liabilities	725,225	505,252

Shareholders’ Equity
Common shares ($0.01 par value, 100,000,000 shares authorized, 38,305,735 shares issued as of September 30, 2008 and 38,289,430 shares issued as of December 31, 2007)	383	383
Additional paid-in-capital	386,867	385,057
Accumulated other comprehensive net loss	(41,931)	(1,051)
Retained earnings	39,357	37,417
Total Shareholders' Equity	384,676	421,806
Total Liabilities and Shareholders' Equity	$1,109,902	$927,058

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	($ in thousands share except per share amounts)
Revenues
Net premiums earned	$113,275	$65,610	$324,494	$167,146
Insurance services revenue	10,771	1,667	27,121	3,902
Net investment income	9,207	7,538	22,590	21,417
Net realized loss on investments	(10,470)	(79)	(11,906)	(98)
Total Revenues	122,783	74,734	362,299	192,367

Expenses
Loss and loss adjustment expenses	65,711	34,482	180,906	87,790
Commission and other acquisition expenses	46,861	24,147	133,870	60,110
Other operating expenses	16,157	4,268	28,790	11,983
Interest expense	2,874	2,254	8,543	6,608
Total Expenses	131,603	65,151	352,109	166,491

(Loss) income before income taxes	(8,820)	9,585	10,190	25,876

Income tax (expense) benefit	(4,332)	956	(3,463)	2,254

Net (Loss) Income	$(13,152)	$10,541	$6,727	$28,130

Comprehensive (Loss) Income
Net (loss) income	$(13,152)	$10,541	$6,727	$28,130
Other comprehensive income (loss):
Gross unrealized investment holding losses arising during period	(34,755)	(2,032)	(54,132)	(7,977)
Less: reclassification adjustment for (losses) gains incl. in net income	(10,470)	287	(11,906)	268
Other comprehensive loss	(24,285)	(2,319)	(42,226)	(8,245)

Income tax recovery related to items of other comprehensive income	75	140	1,345	725
Total other comprehensive loss	(24,210)	(2,179)	(40,881)	(7,520)

Comprehensive (Loss) Income	$(37,362)	$8,362	$(34,154)	$20,610

Earnings Per Share
Basic earnings per common share	$(0.34)	$0.28	$0.18	$0.79
Diluted earnings per common share	$(0.34)	$0.27	$0.18	$0.78

Weighted-Average Common Shares Outstanding:
Basic	38,282,320	38,277,148	38,280,781	35,658,652
Diluted estimated	38,384,159	38,549,306	38,403,450	36,008,824

Reinsurance Segment Results of Operations Unaudited

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	($ in thousands share except per share amounts)
Revenues:	2008	2007	2008	2007
Premiums earned
Gross premiums earned	$77,475	$60,965	$235,758	$161,171
Less: Ceded premiums earned	7	-	(27)	-
Net premiums earned	$77,482	60,965	235,731	161,171

Expenses:
Loss and loss adjustment expenses
Gross loss and loss adjustment expenses	$46,535	31,485	$133,224	84,075
Less: Ceded loss and loss adjustment expenses	-	-	-	-
Net loss and loss adjustment expenses	$46,535	31,485	$133,224	84,075
Underwriting expenses
Ceding commissions expenses	$25,524	$20,929	$78,989	$54,634
Other underwriting expenses	1,412	1,125	3,537	2,614
Total underwriting expenses	$26,936	$22,054	$82,526	$57,248

Underwriting Profit	$4,011	$7,426	$19,981	$19,848

Loss Ratios
Gross	60.1%	51.6%	56.5%	52.2%
Net	60.1%	51.6%	56.5%	52.2%
Underwriting Expense Ratios
Gross	34.8%	36.2%	35.0%	35.5%
Net	34.8%	36.2%	35.0%	35.5%
Combined Ratios
Gross	94.9%	87.8%	91.5%	87.7%
Net	94.9%	87.8%	91.5%	87.7%

Key Measures
Premiums Written
Gross premiums written	$77,083	$68,975	$267,050	$207,849
Less: Ceded premiums written	6	-	(27)	-
Net premiums written	$77,089	$68,975	$267,023	$207,849

Insurance Segment Results of Operations Unaudited

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	($ in thousands share except per share amounts)
Revenues:	2008	2007	2008	2007
Premiums Earned
Gross premiums earned	$50,463	$6,063	$120,364	$7,394
Less: Ceded premiums earned	(14,669)	(1,419)	(31,601)	(1,419)
Net premiums earned	35,794	4,644	88,763	5,975
Ceding commission revenue	3,404	-	5,812	-
				-
Total	39,198	4,644	94,575	5,975

Expenses:
Loss and Loss Adjustment Expenses
Gross loss and loss adjustment expenses	22,976	3,312	58,578	4,030
Less: Ceded loss and loss adjustment expenses	(3,801)	(315)	(10,896)	(315)
Net loss and loss adjustment expenses	19,175	2,997	47,682	3,715
Underwriting expenses
Commissions expenses	15,533	1,997	37,426	2,546
Other underwriting expenses	1,705	130	3,637	151
Total underwriting expenses	$17,238	2,127	41,063	2,697

Underwriting Profit / (Loss)	$2,785	$(480)	$5,830	$(437)

Loss Ratios
Gross	45.5%	54.6%	48.7%	54.5%
Net	53.6%	64.5%	53.7%	62.2%
Underwriting Expense Ratios
Gross	34.2%	35.1%	34.1%	36.5%
Net	38.6%	45.8%	39.7%	45.1%
Combined Ratios
Gross	79.7%	89.7%	82.8%	91.0%
Net	92.2%	110.3%	93.4%	107.3%

Key Measures
Premiums Written
Gross premiums written	$56,708	$28,696	$134,060	$42,228
Less: Ceded premiums written	(33,820)	(7,096)	(54,944)	(7,096)
Net premiums written	22,888	21,600	79,116	35,132

Insurance Services Segment Results of Operations Unaudited

	Three Months Ended Sept. 30		Nine Months Ended Sept. 30
	($ in thousands share except per share amounts)
	2008	2007	2008	2007

Revenue
Direct commission revenue from programs	$11,217	$1,667	$29,212	$3,902
Total Revenues	11,217	1,667	29,212	3,902

Expenses
Direct commissions expense from programs	9,653	1,222	25,358	2,930
Other insurance services expenses	2,231	1,435	6,234	4,567
Total Expenses	11,884	2,657	31,592	7,496

Insurance Services Loss	$(667)	$(990)	$(2,380)	$(3,594)

CONTACT:
CastlePoint Holdings, Ltd.
Joel Weiner, 441-294-6400
Senior Vice President and Chief Financial Officer
Joel.Weiner@CastlePoint.bm